Exhibit 10.108


                                AMENDMENT

                                    TO

                           FIRST PREFERRED MORTGAGE

                              Dated July 9, 1996


                        READING & BATES EXPLORATION CO.


                                  in favor of


WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee


                                  W. D. KENT


      AMENDMENT to FIRST PREFERRED MORTGAGE made and given this 9th day of July, 1996 between READING & BATES EXPLORATION CO. (herein called the "Owner"), with offices at 901 Threadneedle, Suite 200, Houston, Texas 77079, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as indenture trustee for the Banks and as mortgagee (the "Trustee") with offices at Rodney Square North, Wilmington, Delaware 19890-0001.

WHEREAS:

(A)   The Owner  is the sole owner of the whole  of the offshore drilling unit
      W. D. KENT documented under the laws and flag of the United States of America with Official Number 583169 of 5,383 gross registered tons and 4,185 net registered tons (the "Rig").

(B) By a Credit Agreement dated as of April 30, 1996 (as amended, restated or supplemented from time to time, the "Credit Agreement") among Reading & Bates Corporation, a Delaware corporation ("Holdings"), Reading & Bates Drilling Co., an Oklahoma corporation (the "Borrower"), the banks party thereto (the "Banks"), Credit Lyonnais New York Branch, as co-agent (the "Co-Agent"), and Christiania Bank og Kreditkasse, New York Branch, as agent (the "Agent"), it was agreed, among other things, that the Banks would make available to the Borrower upon the terms and conditions therein described a reducing revolving credit facility (the "Facility") in an aggregate amount at any time outstanding of One Hundred Million United States Dollars (US$100,000,000), providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein.

(C) To secure the obligations of the Borrower with respect to the Facility and its obligations under the Credit Agreement, the Owner has authorized, executed and delivered a Subsidiary Guaranty (as amended, restated or supplemented from time to time, the "Subsidiary Guaranty") dated April 30, 1996 in favor of the Agent and the Banks and to secure the obligations of the Owner under the Subsidiary Guaranty, the Owner has executed and delivered to the Trustee a first preferred mortgage dated April 30, 1996 with respect to the Rig (the "Mortgage") which was recorded at the National Vessel Documentation Center on April 30, 1996 in Book 96-21 at Page 87. The form of the Credit Agreement and the form of the Subsidiary Guaranty are attached to the Mortgage as Exhibits 1 and 2, respectively.

(D) By an Amendment to the Credit Agreement dated as of July 9, 1996 (the "Amendment"), the form of which Amendment without attachments is attached hereto as Exhibit 1 among Holdings, the Borrower, the Banks, the Co-Agent and the Agent, it was agreed among other things that the Banks would increase the amount available to the Borrower under the Facility to an aggregate amount at any time outstanding of One Hundred Forty Million United States Dollars (US$140,000,000) subject to semi-annual reductions as set forth therein.

(E) In order to secure its obligations with respect to the Secured Indebtedness under the Subsidiary Guaranty and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Mortgage, as amended hereby, and to induce the Banks to enter into the Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Owner, the Owner has duly authorized the execution and delivery of this Amendment to the Mortgage under and pursuant to the United States Ship Mortgage Act, 1920, as amended, recodified at 46 U.S.C. 31301 et seq.

      NOW THIS AMENDMENT WITNESSETH AND IT IS HEREBY AGREED:

1.    DEFINITIONS AND INTERPRETATION

      1.01 Terms defined in the Mortgage shall have the same meaning as used herein.

      1.02 The terms "Credit Agreement" and "Subsidiary Guaranty" as defined in Clause 1.01 of the Mortgage and as used in the Mortgage shall be deemed to refer to the Credit Agreement as amended by the Amendment and as further amended, restated or supplemented from time to time, and the Subsidiary Guaranty as amended, restated or supplemented from time to time.

      1.03 The term "Other Rigs" shall be amended to refer to the J.W. McLEAN as registered under the laws of the Republic of Panama of 15,453 gross registered tons and 4,636 net registered tons, and shall also include (i) the jack-up drilling rig HARVEY H. WARD owned by HRB Rig Corporation documented under the laws and flag of the United States of America with Official Number 642693 of 4,121 gross tons and 3,079 net registered tons, (ii) the offshore drilling rig Rig 41 owned by the RB Drilling Co. documented under the laws of the Republic of Panama with Patente Number 22365-95 of 10,078 gross tons and 3,024 net registered tons and (iii) the offshore drilling rig SEILLEAN to be acquired by the RB as contemplated by the Amendment.

      2.    CONFIRMATION OF MORTGAGE

      2.01 To secure the obligations of the Owner under the Subsidiary Guaranty, the Owner confirms and ratifies the granting of a mortgage on and a security interest in the Rig pursuant to the Clause 3.01 of the Mortgage.

      3.    RECORDING

      3.01 For the purpose of recording this Amendment, the total amount of the Mortgage is increased to U.S.$140,000,000 (One Hundred Forty Million U.S. Dollars) of principal, plus interest, fees, commission and performance of mortgage covenants. The interest of the Owner in the Rig is 100%. The interest of the Trustee in the Rig is 100%. The discharge amount remains the same as the total amount plus such other sums as shall be payable by the Owner to the Banks under the Credit Agreement or the Subsidiary Guaranty.

      4.    RATIFICATION

      4.01 Except as expressly amended hereby, the Mortgage remains in full force and effect.

      IN WITNESS WHEREOF, the Owner and the Mortgagee have executed this Amendment on the date written below, to be effective as of the date first written above.

READING & BATES EXPLORATION CO.



By:_______________________

Date:_______________



WILMINGTON TRUST COMPANY, as Indenture Trustee



By:________________________

Date:_______________


                                ACKNOWLEDGEMENT



STATE OF NEW YORK      )
                       )  S.S.
COUNTY OF NEW YORK     )


                  On this 9th day of July, 1996 before me personally appeared _________________ to me known who being by me duly sworn did dispose and say that he resides at ____________________________, that he is __________ for
READING & BATES EXPLORATION CO., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                          ___________________________
                                 Notary Public



                                ACKNOWLEDGEMENT


STATE OF NEW YORK      )
                       )  S.S.
COUNTY OF NEW YORK     )



                  On this 9th day of July, 1996 before me personally appeared _________________ to me known who being by me duly sworn did dispose and say that he resides at ____________________________, that he is __________ of
WILMINGTON TRUST COMPANY, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.





                          ___________________________
                                 Notary Public